Exhibit 99.2

[BIOLASE, INC. LETTERHEAD]

August 1, 2016

Mr. Jack Schuler

Ms. Renate Schuler

Schuler Family Foundation

c/o Crabtree Partners, LLC

28161 North Keith Drive

Lake Forest, Illinois 60045

Re:	Amendment to Standstill Agreement

Ladies and Gentlemen:

Reference is made to that certain Standstill Agreement, dated November 10, 2015 (the “Standstill Agreement”), among Biolase, Inc. (“Biolase”), Jack W. Schuler, Renate Schuler and the Schuler Family Foundation.

In consideration for the willingness of the Jack W. Schuler Living Trust to provide capital to Biolase on the terms and conditions set forth in the securities purchase agreement, dated August 1, 2016 (the “Securities Purchase Agreement”), that Biolase expects to enter into immediately following the execution hereof, and subject to the closing of the transactions contemplated thereby in accordance with the terms thereof, Biolase hereby agrees to amend the Standstill Agreement such that the reference to “25%” therein is changed to “30%,” effective immediately prior to the closing of the transactions contemplated by the Securities Purchase Agreement. Except as described in the immediately preceding sentence, the Standstill Agreement shall remain in full force and effect.

This letter agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without giving any effect to principles of conflicts of laws.

[Signatures follow]

Sincerely,

Biolase, Inc.

By:	/s/ Harold C. Flynn, Jr.
Name:	Harold C. Flynn, Jr.
Title:	President and Chief Executive Officer

The foregoing is hereby accepted:

/s/ Jack W. Schuler
Jack W. Schuler

/s/ Renate Schuler
Renate Schuler

Schuler Family Foundation

By:	/s/ Jack W. Schuler
Name:	Jack W. Schuler
Title:	Executive Director & President

[Amendment to Standstill Agreement]